Exhibit 99.1

PRESS RELEASE

Hudson Hires Veteran Trading Professional Tony Sanfilippo as CEO

Contacts:

Anthony (Tony) M. San Filippo	Keith R. Knox
CEO	President
201-216-0100	201-216-0100

Jersey City, NJ, October 12, 2009: Hudson Holding Corporation (OTC Bulletin Board: HDHL.OB-News), parent of Hudson Securities, Inc., a leading independent trading firm dedicated to meeting the liquidity needs of institutions, hedge funds, asset managers and broker-dealers by providing execution solutions and making markets in over 15,000 US and foreign securities and ADRs, today announced that it has hired veteran trading professional Tony Sanfilippo as its Chief Executive Officer (CEO).

Mr. Sanfilippo has over 30 (?) years’ experience in the financial services industry, and has previously served as head of US equity trading for Jeffries & Company and as Interim Chief Executive Officer of Knight, among others. Mr. Sanfilippo joined Knight when Tradetech Securities, which he founded and managed as President and CEO, was acquired by the Trimark Division of Knight. Mr. Sanfilippo’s industry associations include serving as a Director of NASDAQ Europe, the National Organization of Investment Professionals and a governor of the Securities Trader Association.

Quote from Sanfilippo to go here. (highlight positioning and background of working in large and smaller institutions)

Martin C. Cunningham, co-founder of Hudson., will be stepping down to pursue personal and professional business interests. “I feel proud and extremely fortunate to have been part of building what Hudson has become and am delighted that it has attracted someone of the caliber of Mr. Sanfilippo. It is because of the quality of people ingrained in the organization, that I know the best is yet to come for Hudson . I look forward to seeing the Company reach its full potential under Mr. Sanfilippo.”

Keith Knox, President of Hudson said, “I want to thank Marty for his extraordinary contribution to the strong revenue growth Hudson has experienced over his tenure, which has seen annual revenues go from $10 million in 2004 to $38 million in 2009. We wish him all the best in his future endeavors.”

Hudson Holding Corporation is a publicly traded company on the OTC Bulletin Board under the symbol “HDHL” and is the parent of Hudson Securities, Inc. and Hudson Technologies, Inc. Hudson Securities, Inc. is dedicated to meeting the liquidity needs of its clients—institutions, hedge funds, asset managers, and broker dealers—by providing execution solutions and making markets in over 15,000 U.S. and foreign securities and ADRs. As a registered broker-dealer under the Securities Exchange Act of 1934, Hudson Securities is a member of the Financial Industry Regulatory Authority (“FINRA”) and has been in business since 1984. Hudson Technologies provides technology services to Hudson Securities and client companies.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.